UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

Terra Nitrogen Company, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	033-43007	73-1389684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2011, in connection with his election by the board of directors of CF Industries Holdings, Inc. (“CF”) as Senior Vice President and Chief Financial Officer of CF, Dennis P. Kelleher was elected to the board of directors of Terra Nitrogen GP Inc. (“TNGP”), the general partner of Terra Nitrogen Company, L.P. (“TNCLP”) and an indirect, wholly-owned subsidiary of CF.  In connection with Mr. Kelleher’s election as a director, Richard A. Hoker resigned his position as a director of TNGP.

Also effective as of August 22, 2011, Mr. Kelleher began serving as TNGP’s principal financial officer.  TNGP’s previous principal financial officer resigned effective as of September 20, 2010, and since that time, Richard A. Hoker, Vice President and Corporate Controller of TNGP has signed the certifications attached to the TNCLP’s periodic reports as the person performing the functions of TNCLP’s principal financial officer.

Before joining CF and TNGP, Mr. Kelleher, 47, served as Vice President, Portfolio and Strategy for BP plc’s upstream business.  From 2007 to 2010, Mr. Kelleher served as Chief Financial Officer for Pan American Energy LLC.  From 2005 to 2007, Mr. Kelleher served as Vice President, Planning and Performance Management for BP plc’s upstream business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2011	TERRA NITROGEN COMPANY, L.P.
By: Terra Nitrogen GP Inc.
Its: General Partner

	By:	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Vice President, General Counsel, and Secretary